UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant            ☒

Filed by a Party other than the Registrant            ☐

Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.

DEBUT BROADCASTING CORPORATION, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:___________________________________

(2)	Aggregate number of securities to which transaction applies:___________________________________

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)___________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:___________________________________________

(5)	Total fee paid:________________________________________________________________________

☐           Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:______________________________________________________________

(2)	Form, Schedule or Registration Statement No.:______________________________________________

(3)	Filing Party:________________________________________________________________________

(4)	Date Filed:_________________________________________________________________________

DEBUT BROADCASTING CORPORATION, INC.
1025 16th Avenue South
Nashville, Tennessee 37212

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY JULY 29, 2009

To Debut Broadcasting Corporation, Inc. Stockholders:

The 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Debut Broadcasting Corporation, Inc., a Nevada corporation (the “Company”), will be held on Wednesday July 29, 2009, at 1:00 p.m., in the Anderson Conference Room at Debut Broadcasting’s Corporate Headquarters located at 1025 16th Avenue South, Suite 102, Nashville, TN 37212 for the following purposes:

1.	To elect five directors nominated to serve as the Company’s Board of Directors;

2.	To ratify the appointment of Maddox Ungar Silberstein, PLLC as the Company’s independent registered public accounting firm for the 2009 fiscal year;

3.
To amend the Company’s Amended and Restated Certificate of Incorporation to provide for authorization of 50,000,000 shares of preferred stock, par value $0.003 per share, of the Company to be issued from time to time with such rights, preferences and priorities as the Board of Directors shall designate; provided that such preferred stock shall not be used for anti-takeover purposes and shall not have super-majority voting rights; and

5.	To act upon such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on June 28, 2009 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Robert Marquitz

ROBERT MARQUITZ
Chairman of the Board

June 29, 2009

YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE VOTE YOUR PROXY BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

DEBUT BROADCASTING CORPORATION, INC.
1025 16th Avenue South
Suite 102
Nashville, Tennessee 37212

PROXY STATEMENT

This proxy statement is being furnished to the stockholders of Debut Broadcasting Corporation, Inc., a Nevada corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday July 29, at 1:00 p.m., in the Anderson Conference Room at Debut Broadcasting Corporation’s corporate headquarters located at 1025 16th Avenue South, Nashville, TN 37212 and at any adjournment thereof.

This proxy statement, and the accompanying Notice of Annual Meeting and proxy card, are first being mailed to stockholders on or about June 29, 2009.

GENERAL

The close of business on June 28, 2009 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of such date, the Company had 100,000,000 authorized shares of common stock, par value $0.003 per share, of which 19,866,907 shares were outstanding. Each share of Company common stock is entitled to one vote. The common stock is the Company’s only outstanding voting stock.

The presence in person or by proxy of the holders of not less than one percent (1%) of the outstanding shares of Company common stock entitled to vote shall constitute a quorum for the transaction of business at the Annual Meeting. Each stockholder is entitled to one vote, in person or by proxy, for each share of common stock held as of the record date on each matter to be voted on at the Annual Meeting.

Abstentions and broker non-votes are included in determining the number of shares present or represented at the Annual Meeting for purposes of determining whether a quorum exists. Broker non-votes occur when a broker returns a proxy but does not have discretionary authority to vote on a particular proposal or voting instructions from the beneficial owner. Certain proposals, such as the election of directors and the ratification of the appointment of auditors, are considered “routine” matters and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions. For “non-routine” proposals, such as the approval of equity compensation plans and amendments, brokers may not vote on the proposals unless they have received voting instructions from the beneficial owner.

Directors will be elected by a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Therefore, an abstention or a broker non-vote will have no effect on the outcome of the vote on the election of directors at the meeting. The ratification of the appointment of Maddox Ungar Silberstein, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 requires the approval of a majority of the votes cast, excluding abstentions, if a quorum is present at the Annual Meeting. Accordingly, an abstention will have no effect on the outcome of the vote with respect to this proposal but a broker non-vote will have the effect of a vote against this proposal at the meeting.  The amendment of the articles of incorporation to allow the authorization of convertible preferred stock and the subsequent authorization of such stock requires the approval of a majority of the votes cast, excluding abstentions, if a quorum is present at the Annual Meeting.  Accordingly, an abstention will have no effect on the outcome of the vote with respect to this proposal but a broker non-vote will have the effect of a vote against this proposal at the meeting.

Shares of common stock represented by proxies received in time for the Annual Meeting will be voted as specified in the proxy. Unless contrary instructions are given, the proxy will be voted (1) “FOR” the election of the Board of Directors’ nominees for director,  (2) “FOR” the ratification of the appointment of Maddox Ungar Silberstein, PLLC as the independent registered public accounting firm for the 2008 fiscal year. (3) “FOR” the amendment of the Company’s Amended and Restated Certificate of Incorporation to provide for authorization of 50,000,000 shares of preferred stock, par value $0.003 per share, of the Company to be issued from time to time with such rights, preferences and priorities as the Board of Directors shall designate; provided that such preferred stock shall not be used for anti-takeover purposes and shall not have super-majority voting rights.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the individuals named as proxies will have discretion to vote on those matters in their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is adjourned, your proxy will remain valid and may be voted at the adjourned meeting. You still will be able to revoke your proxy until it is voted. As of the date of this proxy statement, the Company is not aware of any matters that are to be presented at the Annual Meeting other than the election of directors, the ratification of the appointment of Maddox Ungar Silberstein, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, the amendment of the articles of incorporation of the Company to allow authorization of convertible preferred stock, and the authorization of 1,000,000 shares of convertible preferred stock of the Company.

Stockholders may vote by completing and mailing the proxy card to CPA Consulting Group, PLLC at 1720 West End Avenue, Suite 403, Nashville, Tennessee 37203 Attn: Cathy Werthan, so that it is received prior to July 29, 2009. A proxy may be revoked if, prior to the exercise of the proxy, CPA Consulting Group, PLLC receives either a written revocation of that proxy or a new proxy bearing a later date. You will be able to change your vote as many times as you wish prior to the Annual Meeting and the last vote received chronologically will supersede all prior votes. A proxy may also be revoked by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

This proxy solicitation is being made by the Board of Directors of the Company, and the expense of preparing, printing and mailing this proxy statement, Notice of Annual Meeting and proxy is being paid by the Company. In addition to use of the mails, proxies may be solicited personally, by electronic mail, by facsimile or by telephone by the Company’s directors, officers or regular employees of the Company without additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of Company common stock. In addition, the Company has not retained a proxy solicitor for the 2009 Annual Meeting of shareholders.

In some situations, the Company may deliver to multiple stockholders sharing a common address only one copy of this proxy statement and its attachments. If requested by phone or in writing, the Company will promptly provide a separate copy of the proxy statement and its attachments to a stockholder sharing an address with another stockholder. To notify the Company, you may write Debut Broadcasting Corporation, Inc., 1025 16th Avenue South, Suite 102, Nashville, Tennessee 37212, Attn: Corporate Secretary or call the Company at (615) 866-0530. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors proposes five nominees for election at the Annual Meeting as directors of the Company. Two of the existing board members, Dr. Suresh Saraswat and Frank Woods, have announced their intention to resign from the board immediately following the annual meeting of shareholders. Ron Heineman and Alan Hirsch have been nominated to replace Dr. Saraswat and Mr. Woods.  Messrs. Heineman and Hirsch have not previously served on the Board of Directors and are not officers or employees of the Company.  If elected, each of the directors will serve until the next annual meeting and until their successors have been chosen and qualified. The Board of Directors determined the number of nominees pursuant to the Company’s bylaws and believes that the named nominees are available and, if elected, will be able to serve. In the event that any of the nominees should become unable or unavailable to serve or for good reason will not serve, the persons named in the accompanying proxy intend to vote for such other person or persons, if any, as the Board of Directors may designate as a substitute nominee, or the size of the Board may be reduced.

Unless contrary instructions are given, the shares of common stock represented by the proxies being solicited will be voted “FOR” the election of the nominees listed below.

Nominees for Election at 2009 Annual Meeting

Name	Age	Director Since	Expiration of Term	Principal Occupation
Harry Lyles	56	N/A	2009	President Lyles Radio Consultancy
Steven Ludwig	39	2007	2009	Chief Executive Officer of the Company
Robert Marquitz	61	2007	2009	President of the Company
Ron Heineman	52	N/A	2009	CEO of General Employment Enterprises
Alan Hirsch	41	N/A	2009	Partner and Officer of Lion Partners, Ltd.

Directors

Set forth below are the names of, and certain biographical information regarding, the current directors of the Company as well as the new director nominees.
.
Ron Heineman, Age 52, has been nominated for election to serve on the 2009 Board of Directors.  Heineman was recently appointed as CEO and Chief Restructuring Officer of General Employment Enterprises (Amex:JOB)  Mr. Heineman is also Managing Director of M & A for Riverfalls Financial Group, a private investment fund where he specializes in turnaround situations.  Previous to his current duties with General Employment Enterprises and Riverfalls, he has held CEO positions with public companies,  ELS and Resolve.  Mr. Heineman was also a Vice President for Frisch’s, a national AMEX traded restaurant and lodging chain.  He has a Bachelors degree in business from Thomas More college, and a Masters degree from the Anthaeum of Ohio.

Alan Hirsch, Age 41, has been nominated for election to servce on the 2009 Board of Directors.  Mr. Hirsch has extensive experience as an investment banker specializing in private and public small cap growth companies, as a savings and mortgage banker and as an entrepreneur. He is currently a partner and officer of Lion Partners, Ltd. From 1980-1989 Mr. Hirsch worked in commercial banking as a lending officer. During that period he financed nearly a billion dollars worth of transactions. In 1986 Mr. Hirsch joined The Savings Bank of Rockland County and was appointed President of the banks commercial lending subsidiary, First American Mortgage. He was also a director. The bank was eventually sold to First Fidelity Bank of New Jersey. From 1989-1993 Mr. Hirsch was an investment and merchant banker specializing in the public small-cap arena. He structured and completed numerous debt and equity transactions ranging from $5,000,000 to $20,000,000.

Harry Lyles, age 56, was nominated and appointed by the Board of Directors in 2008 to replace Mr. Cecchini.  Mr. Lyles has served as President of Lyles Consultancy and Urban Radio Strategies since 1990.  For nearly two decades, Mr. Lyles has developed programming, marketing, and advertising for some of America’s top Urban, Adult Contemporary, and Classic Rock radio station.  Mr. Lyles resides in Marietta, Georgia with his wife and three children.

Steven Ludwig, age 39, has served as a director of the Company since May 17, 2007. Mr. Ludwig is the Company’s Chief Executive Officer and has worked in radio and interactive marketing for over 15 years. In 1998, Mr. Ludwig co-founded The Marketing Group, Inc. with Robert Marquitz and has served as Executive Vice President and Chief Operating Officer of the Company since its inception in 1998.

Robert Marquitz, age 61, has served as a director of the Company since May 17, 2007. In the 1980’s and 1990’s, Mr. Marquitz served as Corporate Vice President of one of the nation’s most admired broadcasting companies, Malrite Communications Group. At Malrite, Mr. Marquitz was responsible for all aspects of operations, programming, research and marketing of the company’s 16 major market radio stations. In 1998, Mr. Marquitz co-founded The Marketing Group, Inc. with Mr. Ludwig and has served as the Company’s President since that time.

Garrett Cecchini, age 61, served on the Board of Directors in 2008.  Mr. Cecchini has served as Executive Vice President of ZVue Corporation since February 2003 and was appointed Secretary in February 2006. Mr. Cecchini has more than 20 years experience in the technology industry, first as a corporate lawyer advising technology companies and venture funds in licensing and reorganization matters and then as an entrepreneur. In 1998, he founded Compression Science Corporation, a company which developed advanced broadcast video encoder technology and was later sold to Philips Electronics in 2002. From 1991 to 1998, Mr. Cecchini served as a senior partner with the law firm of Wright Robinson Osthiemer & Tatum LLP and from 1985 to 1991 he served as a senior partner with the law firm of McKenna & Fitting.  Mr. Cecchini resigned from the Board of Directors in June of 2008 to devote additional time to his personal business interests

Suresh C. Saraswat, M.D., age 59, served as member of the Board of Directors for the first time in 2008. Dr. Saraswat has served as a cardiologist in his own private practice since 1981. From 1984 to 1989, Dr. Saraswat was an assistant and associate clinical professor of cardiology at Meharry Medical College. He currently serves on the boards of Middle Tennessee State University, First Tennessee Bank and the Sri Ganesha Temple. Dr. Saraswat has chosen to resign from board immediately following the 2009 annual meeting of Shareholders.

Frank A. Woods, age 66, has served as a director of the Company since May 17, 2007. Mr. Woods serves as Chairman of The Woods Capital Group, LLC, which is a merchant banking firm specializing in mergers and acquisitions, corporate finance and strategic planning. He served as Vice President and Legal Counsel for Lin Broadcasting Corporation from 1966 to 1969. He served on the Board of Directors and as Vice President for Townsend Broadcasting Corporation from 1970 to 1984. Mr. Woods was President and a member of the board of directors for Tennessee Valley Broadcasting Corporation from 1974 to 1982. He co-founded MediaSouth, Inc., where he remained from 1979 to 1983 and then co-founded MediaOmaha L.P., where he worked from 1983 to 1984. Mr. Woods served as President and CEO of Sun Group, Inc., from 1984 to 1991. Mr. Woods recently served as Vice-Chairman of Shop At Home, Inc., a position he held from 2000 until 2006. Mr. Woods has expressed a desire to work closely with The Company as an advisor in the future, and will resign from the board immediately following the 2009 annual meeting of Shareholders.

Recommendation and Vote Required

Directors will be elected by a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE DIRECTOR NOMINEES.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Maddox Ungar Silberstein, PLLC as the Company’s independent registered public accounting firm for the 2009 fiscal year. Maddox Ungar Silberstein, PLLC has served as the Company’s independent registered public accounting firm since July 2, 2007.

In addition to appointing Maddox Ungar Silberstein, PLLC as the Company’s independent registered public accounting firm for the Company’s 2009 fiscal year, the Board has directed that management submit the appointment of the independent registered public accounting firm for ratification by the Company’s stockholders at the Annual Meeting. One or more representatives of Maddox Ungar Silberstein, PLLC are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the appointment of Maddox Ungar Silberstein, PLLC as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the Board is submitting the appointment of Maddox Ungar Silberstein, PLLC to stockholders for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the Board will reconsider whether to retain that firm. Unless contrary instructions are given, the shares of common stock represented by the proxies being solicited will be voted “FOR” the ratification of the appointment of Maddox Ungar Silberstein, PLLC as the Company’s independent registered public accounting firm for the Company’s 2009 fiscal year.

Changes in Independent Registered Public Accounting Firm

On April 19, 2007, Jewell & Langsdale, the independent registered public accounting firm of California News Tech, the Company’s predecessor (“CNT”), advised that it was requesting withdrawal from registration with the Public Company Accounting Oversight Board and, therefore, could not remain as CNT’s independent registered public accounting firm.

As a result, on June 19, 2007, the Company replaced Jewell & Langsdale with Ronald N. Silberstein, CPA, PLLC as its independent registered public accounting firm. The decision to change accountants was approved by the Company’s Board of Directors. The Company did not consult with Ronald N. Silberstein, CPA, PLLC on any matters prior to retaining such firm as its principal accountants.

The reports of Jewell & Langsdale on CNT’s financial statements for the years ended December 31, 2006 and 2005 did not contain adverse opinions or disclaimers of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2006 and 2005, and through the interim period ended April 19, 2007, there were no disagreements between CNT and Jewell & Langsdale on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Jewell & Langsdale, would have caused it to make a reference to the subject matter of the disagreements in its reports on CNT’s financial statements for such years. During the years ended December 31, 2006 and 2005, and through the interim period ended April 19, 2007, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

On July 2 2007, Ronald N. Silberstein, CPA, PLLC informed the Company that it had consummated a merger with Maddox Ungar, PLLC. The name of the post-merger firm is Maddox Ungar Silberstein, PLLC, which is registered with the Public Company Accounting Oversight Board. As a result of the merger, on July 2, 2007, Ronald N. Silberstein, CPA, PLLC resigned as the Company’s independent registered auditor and the Company engaged Maddox Ungar Silberstein, PLLC as its independent registered auditor. The decision to change auditors was approved by the Company’s Board of Directors. The Company did not consult with Maddox Ungar Silberstein, PLLC on any matters prior to retaining such firm as its independent registered auditor.

The audit reports of Ronald N. Silberstein, CPA, PLLC on the Company’s financial statements for the fiscal years ended December 31, 2006 and 2005 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports on the financial statements of the Company for the fiscal years ended December 31, 2006 and 2005 contained an uncertainty about the Company’s ability to continue as a going concern.

During the years ended December 31, 2006 and 2005, and through the interim period ended July 1, 2007, there were no disagreements with Ronald N. Silberstein, CPA, PLLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Ronald N. Silberstein, CPA, PLLC would have caused them to make reference thereto in their reports on the financial statements for such periods. During the years ended December 31, 2006 and 2005, and through the interim period ended July 1, 2007, Ronald N. Silberstein, CPA, PLLC did not advise the Company with respect to any of the matters described in paragraphs (a)(1)(iv)(A) and (B) of Item 304 of SEC Regulation S-B.

Independent Auditor Fees

The table below provides information concerning fees for services rendered by Maddox Ungar Silberstein, PLLC and Jewell & Langsdale during the last two fiscal years. The nature of the services provided in each such category is described following the table.

	Amount of Fees
Description of Fees	2008	2007
Audit Fees*	$52,933	$13,250
Audit-Related Fees	-	–
Tax Fees	–	–
All Other Fees	7,662	935
Total	$60,595	$14,185

*             Jewell & Langsdale provided services for CNT for the fiscal year ending December 31, 2006 and the first quarter ended March 31, 2007.

Audit Fees – These fees were primarily for professional services rendered (i) by Maddox Ungar Silberstein, PLLC in connection with the audit of the Company’s consolidated annual financial statements for the years ended December 31, 2008 and 2007 and reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the first, second, and third quarters of the year 2008 and the second and third quarters of the year ended December 31, 2007, and (ii) in 2008, additional fees were incurred for the audit of the annual financial statements for the years ended 2007 and 2006 for acquired radio broadcast station WBBV FM, and the audit of the annual financials statements for the years ended 2006 and 2005 for the acquired entities River Broadcasting Company and Shamrock Broadcasting Company.

All Other Fees – Other fees paid to Maddox Ungar Silberstein, PLLC were primarily travel and travel-related expenses.

The Board of Directors has reviewed the fees detailed above and considers the provision of the described services to be compatible with maintaining the independence of Maddox Ungar Silberstein, PLLC. None of these services are of a type that was prohibited under the independent registered public accounting firm independence standards of the SEC.

Policy on Pre-Approval of Services Provided by Independent Auditor

The engagement of Maddox Ungar Silberstein, PLLC by the Company is subject to specific pre-approval policies. Because the Company does not have an Audit Committee, all audit and permitted non-audit services performed by Maddox Ungar Silberstein, PLLC require pre-approval by the entire Board of Directors in accordance with pre-approval policies established by the Board. The procedures required all proposed engagements of Maddox Ungar Silberstein, PLLC for services of any kind to be submitted for approval to the Board prior to the beginning of any service. All services provided by the independent registered public accounting firm for 2008 were approved in advance by the Board of Directors.

Recommendation and Vote Required

The affirmative vote of a majority of votes cast, excluding abstentions, at the Annual Meeting is required to ratify the Board’s appointment of the Company’s independent registered public accounting firm.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MADDOX UNGAR SILBERSTEIN, PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

PROPOSAL 3 – AUTHORIZATION OF PREFERRED STOCK

By resolutions adopted on June 25, 2009, the Board of Directors approved and declared advisable the adoption of an amendment and restatement of the Company’s Amended and Restated Articles of Incorporation (the “Charter”) to provide for authorization of 50,000,000 shares of preferred stock, par value $0.01 per share, of the Company to be issued from time to time with such rights, preferences, and priorities as the Board of Directors shall designate; provided that such preferred stock shall not be used for anti-takeover purposes and shall not have super-majority voting rights.

If the Stockholders of the Company approve the proposed amendment, the Company’s Charter will be amended and restated as proposed by the Board of Directors.

Reasons for the Effect of the Proposed Amendment and Restatement

The proposed amendment and restatement of  the Charter would authorize the Board of Directors to issue of to 50,000,000 shares of Preferred Stock.  Prior to the issuance of shares of Preferred Stock, the Board of Directors will be required to set, subject to the provisions of the Charter, the restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, and qualifications and terms or condition of redemption.  Shares of any such Preferred Stock will be available for issuance without further action by the Stockholders (except as required by applicable law or regulations, including the OTC:BB Regulations of the NASDAQ Exchange).

The proposed amendment and restatement to authorize Preferred Stock does not effect any change in the number or rights of authorized shares of Common Stock except to the extent that any class or series of Preferred Stock authorized by the Board of Directors may grant to the holders thereof preferential rights that would grant to the holders of such class or series certain preferences or priorities over the holders of the Common Stock, such as a liquidation or dividend preference.

The Company’s primary purpose in having Preferred Stock available for issuance is to allow greater flexibility with respect to future financings or acquisitions and in carrying out other corporate purposes.  Since no Preferred Stock has been issued, and the issuance of the same is not currently contemplated,  it is not possible to know whether or to what extent such Preferred Stock, is issued, would have preference over the holders of Common Stock in the distribution of any assets in the event of a liquidation.

If this amendment and restatement is approved by the Stockholders, the Board of Directors would be authorized to issue Preferred Stock in one or more series and to determine, at the time a creating each series, the distinctive designation of, and the number of shares in, the series, its dividend rate, the price and terms on which such shares may be redeemed, the terms of any applicable sinking fund, the amount payable upon liquidation, dissolution or winding up, the conversion rights, if any, and such other rights, preference and priorities of such series as the Board of Directors may be permitted to fix under the laws of the State of Nevada as in effect at the time such series is created.

The Board of Directors has ordered that the Preferred Stock will not be used for anti-takeover purposes and that it will not have super-voting rights.

The affirmative vote of holders of record of not less than fifty one percent (51%) of the outstanding shares of Common Stock on the Record Date is required for approval of the proposed amendments to the Charter.  If the proposed amendment is approved by the Stockholders, they will become effective upon the acceptance of the Articles of Amendment and Restatement of the Company for record by the State of Nevada, which is expected to occur as soon as reasonably practicable after approval.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE “FOR” THE AMENDMENT OF THE CHARTER AND ISSUANCE OF 50,000,000 SHARES OF PREFERRED STOCK OF THE COMPANY.

CORPORATE GOVERNANCE

Board Composition and Committee Memberships

The Board of Directors does not currently have a separately designated Audit Committee or Nominating Committee. The separately designated Compensation Committee for 2008 was comprised of Dr. Suresh Saraswat, Frank Woods, and Harry Lyles.  Mr. Lyles served as Chairmain of the Compensation Committee.  With respect to audit and nominating matters, the entire Board performs these functions. The Board currently has three independent directors.  In the future, if the Board deems it appropriate, the Board may establish separate committees for audit and nominating.

Director Independence

The Company is not subject to the listing requirements of any securities exchange, including The NASDAQ Stock Market (“NASDAQ”), because the common stock of the Company is traded on the over-the-counter bulletin board. In the second quarter of 2007, however, the Board adopted the standards for independence for NASDAQ-listed companies, and the independence determinations that follow are based upon the criteria established by NASDAQ for determining director independence and upon the criteria established by NASDAQ and the SEC for determining director independence.

The Board determines the independence of its members through a broad consideration of all relevant facts and circumstances, including an assessment of the materiality of any relationship between the Company and a director. In making each of these independence determinations, the Board considered and broadly assessed, from the standpoint of materiality and independence, all of the information provided by each director in response to detailed inquiries concerning his independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company.

Using the objective and subjective independence criteria enumerated in the NASDAQ marketplace rules’ listing requirements and the SEC rules, the Board has reviewed all relationships between each director and the Company and, based on this review, the Board has determined that Messrs Woods, Lyles and Saraswat currently qualify and in 2008 qualified as independent in accordance with NASDAQ’s independence criteria. Messrs. Ludwig and Marquitz are not independent in accordance with NASDAQ independence criteria or for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because each of them is employed by the Company.

Committees of the Board of Directors

Audit Committee

The Company does not currently have a separately designated Audit Committee or an Audit Committee charter. The entire Board currently acts as the Company’s Audit Committee. The Board may establish a Audit Committee in the future. The Board has determined that Mr. Woods qualifies as an “audit committee financial expert” under applicable SEC regulations.

Compensation Committee

The Company currently has a separately designated Compensation Committee comprised of the three independent directors, Messrs. Lyles, Saraswat and Woods.

The Compensation Committee reviews and approves the compensation arrangements for the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Office, and other officers and directors. The Compensation Committee may engage compensation consultants to assist it in carrying out its duties. When the Compensation Committee deems it to be appropriate, it may delegate its authority to a subcommittee of one or more of its members or, with respect to administrative changes to the Company’s benefit plans, to one or more officers of the Company.

The Board of Directors administers any Company equity incentive plans and makes awards pursuant to those plans. It also establishes and administers any other incentive compensation plans for the Company’s officers.

With respect to executive officer compensation, the Compensation Committee has executed five year employment agreements with each executive officer of the company.  The Company intends that, on a going-forward basis, the Compensation Committee will annually review with the Board the performance of the Company’s executive officers and participate in deliberations regarding the compensation of executive officers. Upon request by the Board, management may provide the Board with recommendations, data and information regarding the compensation of the Company’s outside directors. Company management will also review and discuss with the Board the compensation discussion and analysis to be included in the Company’s annual proxy statement.

Nominating Committee

The Company does not currently have a separately designated Nominating Committee or a Nominating Committee charter. Instead, the entire Board currently acts as the Company’s Nominating Committee. The Board of Directors does not delegate the responsibility for selecting new directors as it believes that all of its members should be involved in this process. The entire Board participates in the consideration of director nominees and nominated the candidates for election named in this Proxy Statement.

Selection of Director Candidates

The Board does not have a policy with regard to the consideration of any director candidates recommended by stockholders because the Board follows the same evaluation procedures whether a candidate is recommended by directors, management or stockholders. While the Board will consider director nominees recommended by stockholders, it has not actively solicited recommendations from stockholders for nominees. The Board bases its nomination recommendations on candidates’ business or professional backgrounds, talents and perspectives. The Board looks for candidates who possess the highest personal and professional ethics, integrity and values, who are committed to representing the interests of the stockholders and who are committed to service on the Board for an extended period of time. They must have an inquisitive and objective perspective, practical wisdom and mature judgment. Candidates may be identified through any means believed by the Board to be appropriate, including recommendations from members of the Board or management.

Attendance at Board Meetings and Annual Meetings

During 2008, the Board of Directors held ten meetings. Each director attended at least 75% of the aggregate meetings of the Board of Directors.

The Company’s current director attendance policy is that unless there are mitigating circumstances, such as medical, family or business emergencies, Board members are expected to participate in all Board meetings and to attend the Company’s annual meeting of stockholders. The Company held an annual meeting of stockholders on May 20, 2008.

Stockholder Communications Process

Stockholders may send communications to the Board by mail in care of Debut Broadcasting Corporation, Inc., 1025 16th Avenue South, Suite 102, Nashville, Tennessee 37212, Attn: Corporate Secretary. The Corporate Secretary will directly forward written communications addressed to the entire Board to the Chairman of the Board and all other written communications to the individual director(s) to whom they are addressed.

Code of Ethics

The Company has not adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, because of its size and the relatively short period of time it has been a reporting company. The Board of Directors will continue to evaluate, from time to time, whether the Company should develop and adopt a code of ethics.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information, as of June 25, 2009, with respect to the beneficial ownership of common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Company common stock, (ii) each director and nominee, (iii) each of the Company’s Named Executive Officers identified in the section below entitled “EXECUTIVE COMPENSATION – 2008 Summary Compensation Table” and (iv) all of the Company’s directors and executive officers as a group. As of June 25, 2009, there were 19,866,907 shares of Company common stock outstanding. The Company relied on information supplied by its directors, executive officers and beneficial owners for purposes of this table.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Garrett Cecchini	650,000	3%
Sariah Hopkins	60,000	*
Steven Ludwig	3,451,316	17
Robert Marquitz	5,123,000	26
Stephen Rush	1,206,000	6
Suresh Saraswat, M.D.	100,000	*
Frank A. Woods	18,000	*
Alan Hirsch	—	*
Ron Heineman	—	*
Gerald Unterman	1,000,000	5
All directors and executive officers as a group (seven persons)	11,608,316	58%

*	Less than 1%.
(1)	The address of each person listed is c/o Debut Broadcasting Corporation, Inc., 1025 16th Avenue South, Suite 102 Nashville, Tennessee 37212.
(2)
Beneficial ownership is deemed to include shares of common stock that an individual has a right to acquire within 60 days after June 25, 2009, including upon the exercise of options granted under the 2007 Stock Plan.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Executive Officers

The Board of Directors has the authority to appoint officers of the Company. Each officer will hold office for such term as may be prescribed by the Board of Directors and until such person’s successor is chosen and qualified or until such person’s death, resignation or removal. The biographies of Messrs. Ludwig and Marquitz are provided in the section above entitled “Proposal 1 – Election of Directors.”

Sariah Hopkins age 31, has served as the Company’s Chief Financial Officer since May of 2008. Ms. Hopkins has over 11 years experience in media, entertainment and advertising financial management. Prior to filling the role of Chief Financial Officer, Hopkins served as Controller to Debut Broadcasting.  In 2007, she served as a key member of the financial management team of publicly traded Gannet Publications, serving as Manager of Financial Planning and Analysis. From 2004 to 2006, Ms. Hopkins served as Controller to Marketshare, a privately held marketing and advertising firm headquartered in Michigan. Prior to working with Marketshare, Ms. Hopkins held a financial position with Bortz Entertainment Group from 2001 to 2004. Additionally, Ms. Hopkins has prior financial experience with a leveraged SBIC venture capital firm and a regional National Public Radio affiliate in the Great Plains region. Hopkins holds an MBA in Finance as well as an MBA in Accounting both from Baker College in Auburn Hills, Michigan.

Significant Employees

Steven J. Shelton, age 51, serves as General Manager of Debut Broadcasting Mississippi. Mr. Shelton’s radio industry experience started in the 1970’s, when he worked as an announcer/music director and production director before entering the executive sales management phase of his career. In 1988, he formed STG, Inc., which quickly became one of the Southeast’s leading semiconductor/electro-mechanical representative firms. In 1998, he formed STG Media LLC and served as President and managing partner of three stations in Huntsville, Alabama, and one FM in Birmingham, Alabama. STG Media became one of the most successful radio companies in Alabama and was sold in May of 2006.

EXECUTIVE COMPENSATION

2008 Summary Compensation Table

The following table sets forth certain information concerning compensation paid or accrued by the Company for the last year with respect to the Company’s “Named Executive Officers” – the Chief Executive Officer and the two most highly compensated executive officers whose total compensation for 2007 exceeded $100,000:

Name and Principal Position	Year(1)	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Steven Ludwig	2008	$93,779	$––	$––	$––	$––	$––	$9,880	(2)	$103,659
Chief Executive Officer
Sariah Hopkins	2008	$102,763	$––	$––	$––	$––	$––	$—		$102,763
Chief Financial Officer

(1)           In accordance with SEC transition rules, this table reflects compensation for the most recently completed fiscal year for individuals who were Named Executive Officers during such year.
(2)           Reflects matching contributions paid by the company for simple IRA investment and automobile allowances.

The Compensation Committee of the Board of Directors of the Company implemented written employment agreements with each of the Named Executive Officers on May 23, 2009.  The Named Executive Officers serve at the will of the Board, which enables the Company to terminate their employment with full discretion, according to the terms outlined in the executive employment agreements implemented on May 23, 2009.

2008 Outstanding Equity Awards at Fiscal Year-End

At the end of 2008, Sariah Hopkins and Frank Woods each held an unexercised option to purchase 18,000 shares of common stock of the company.  As of  December 21, 2008 the shares had not vested.  The option to purchase carries a strike price of $1.02 per share.

Retirement Benefits

During the fiscal year ending December 31, 2008, the Company maintained a simple IRA plan to provide for the payment of retirement benefits to employees following retirement. The Company provides a matching contribution for the first 3% of an employee’s annual salary contributed to the IRA plan.

Potential Payments Upon Termination or Change in Control

During the fiscal year ending December 31, 2008, the Company did not maintain or provide any contract, agreement, plan or arrangement that provided for any payment to a Named Executive Officer at, following or in connection with any resignation, retirement or other termination or a change in control of the Company or change in a Named Executive Officer’s responsibility following a change in control.   On May 23, 2009, the company implemented executive employment agreements with Steven Ludwig, Sariah Hopkins, and Robert Marquitz.  The agreements provide a plan binds the Named Executive Officers to a five year term of service which automatically renews for one additional year at its expiration.  In exchange for this contract, the company shall provide severance payment equal to the greater of the remainder of the contract or thirty six months severance at the Named Executive Officer’s current salary level at the time of termination or Change in Control.

Compensation Committee Interlocks and Insider Participation

The Board of Directors nominated and elected Messrs. Saraswat, Woods, and Lyles to serve as the separately designed Compensation Committee of The Company.  Each of Messrs. Saraswat, Woods, and Lyles did not a relationship during 2008 requiring disclosure by the Company as set forth under the section below entitled “Certain Relationships and Related Transactions.” None of the Company’s executive officers serves, or in the past year served, as a member of the board of directors or compensation committee of another entity that has or had one or more of its executive officers serving on the Company’s Board of Directors.

2008 DIRECTOR COMPENSATION

The table below summarizes the total compensation paid to or earned by each director of the Company (who is not also a Named Executive Officer) for the fiscal year ended December 31, 2008.

Name(1)	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Harry Lyles	$––	$––	$––	$––	$––	$––	$––
Dr. Suresh Saraswat(2)	––	––	––	––	––	––	––
Frank A. Woods	––	––	—	––	––	––	—

(1)           Messrs. Ludwig and Marquitz, who are employees of the Company, do not receive compensation for serving as members of the Board of Directors.
(2)           Messrs. Saraswat and Woods will retire from the Board of Directors immediately following the Annual Meeting.

Directors who are also employees of the Company receive no additional compensation for serving on the Board of Directors. During 2008, all non-employee directors received no additional compensation for serving on the Board of Directors. In 2009, all non-employee directors will receive a meeting fee of $150 for each regular or special meeting of the Board of Directors attended.

AUDIT COMMITTEE REPORT

During 2008, the entire Board of Directors served as the Audit Committee and held discussions with the internal auditors, and the Company’s independent registered public accounting firm on the results of their examinations and the overall quality of the Company’s financial reporting. These meetings facilitated communication with senior management, the internal auditors and the Company’s independent registered public accounting firm. In fulfilling its responsibilities, the Board of Directors:

•
Reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2008 and the Company’s unaudited quarterly consolidated financial statements during 2008 (including the disclosures contained in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”);

•
Discussed with Maddox Ungar Silberstein, PLLC, the Company’s independent registered public accounting firm, the matters required to be discussed under Statements on Auditing Standards No. 61, as amended; and

•
Received the written disclosures and the letter from Maddox Ungar Silberstein, PLLC required by Independence Standards Board Standard No. 1, and discussed with Maddox Ungar Silberstein, PLLC their independence.

Based on the review and discussions described above, the Board of Directors approved the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended.

The Board of Directors:

Robert Marquitz (Chairman)
Steven Ludwig
Harry Lyles
Frank A. Woods
Dr. Suresh A. Saraswat

The information contained in this report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407(d), or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

COMPENSATION COMMITTEE REPORT

The Compensation Committee and has reviewed and discussed the Compensation Discussion and Analysis required by SEC Regulation S-K, Item 402(b) with management. Based on such review and discussions, the Board of Directors has recommended that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

The Board of Directors:

Harry Lyles (Chairman)
Frank A. Woods
Dr. Suresh A. Saraswat

The information contained in this report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407(e)(5), or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2008, the following transactions with related persons took place:

•
The Company is party to an agreement with Jim Wood Enterprises (“JWE”) pursuant to which JWE provides radio show content to the Company. The terms of this arrangement generally reflects those negotiated with independent content providers and, therefore, management believes that it acquires this content on terms and rates similar to that of an arms’ length transaction. For the years ended December 31, 2008 and 2007, the Company recognized revenues from JWE of $214,655 and $343,422, respectively, and incurred expenses to JWE of $180,697 and $299,979, respectively.

•
Several stockholders, including Messrs. Marquitz and Rush, made loans to the Company under various promissory notes from May 2003 to May 2006. Principal and interest were payable upon stockholder demand. The total balance of these loans at December 31, 2008 and 2007 was $0 and $0 respectively. Total interest expense associated with these stockholder loans for the years ended December 31, 2008 and 2007 was $0 and $6,680, respectively.

GENERAL INFORMATION

Stockholder Nominations and Proposals for the 2010 Proxy Statement

Stockholders who would like to recommend a director nominee for consideration at the 2010 annual meeting of stockholders should notify the Corporate Secretary at Debut Broadcasting Corporation, Inc., 1025 16th Avenue South, Nashville, Tennessee 37212, Attention: Sariah Hopkins. In general, this notification must be received by the Company on or before the close of business on March 20, 2010 but on or after the close of business on February 19, 2010 and must provide information about the nominee’s qualifications for Board membership and other information required by the Company’s Bylaws.

Any stockholder satisfying the SEC requirements and wishing to have a proposal considered for inclusion in the Company’s proxy materials for the 2010 annual meeting of stockholders should submit the proposal, along with proof of ownership of the Common Stock in accordance with Rule 14a-8(b)(2) promulgated under the Exchange Act, in writing and mailed to the Company at Debut Broadcasting Corporation, Inc., 1025 16th Avenue South, Nashville, Tennessee 37212, Attention: Sariah Hopkins. The proposal must be received by December 31, 2009 for the Company to consider it for inclusion in the proxy statement for the 2010 annual meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors to file reports regarding ownership of the Company’s common stock with the SEC, and to furnish the Company with copies of all such filings. Based solely on a review of (1) the applicable filings, and any amendments thereto, made with the SEC and posted on its website and (2) written representations from the Company’s executive officers and directors, the Company believes that all reports were filed in a timely manner during 2008.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and the Company’s 2008 Annual Report to Stockholders are available at www.debutbroadcasting.com on the “Investor Relations” webpage. If you wish to attend the annual meeting and need directions, please call us at (615) 301-0001.

Other Matters

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to in this Proxy Statement. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting as recommended by the Board of Directors or, if no such recommendation is given, in the discretion of the proxy holders.

Stockholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board, and return it in the enclosed envelope.

Other Available Information

Upon the written request of any stockholder entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC. The Company will also provide copies of the exhibits to the Form 10-K upon written request and payment of a reasonable fee. Such requests should be directed to Debut Broadcasting Corporation, Inc., 1025 16th Avenue South, Nashville, Tennessee 37212, Attention: Sariah Hopkins, (615) 301-0001. The Company’s 2008 Annual Report to Stockholders and Form 10-K for the year ended December 31, 2008 are also available on the Company’s website at www.debutbroadcasting.com on the “Investor Relations” webpage. The Company’s Annual Report to Stockholders and Form 10-K are not proxy soliciting materials.

In addition, the Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at www.sec.gov. If you are a stockholder of the Company and would like to request any of the documents the Company has filed with the SEC, please request them in writing at 1025 16th Avenue South, Nashville, Tennessee 37212, Attention: Sariah Hopkins. You can also obtain copies of these documents on the Company’s website at www.debutbroadcasting.com on the Investor Relations webpage under the caption “SEC Filings.”

By Order of the Board of Directors,

/s/ Robert Marquitz

ROBERT MARQUITZ
Chairman of the Board

DEBUT BROADCASTING CORPORATION, INC.

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on July 29, 2009.

The undersigned hereby appoints Steven Ludwig and Robert Marquitz, or either of them, as proxies, with full powers of substitution and resubstitution, to vote all of the shares of Debut Broadcasting Corporation, Inc. common stock which the undersigned is entitled to vote at the annual meeting of stockholders of Debut Broadcasting Corporation, Inc. to be held in the Anderson Conference Room at Debut Broadcasting’s Corporate Headquarters located at 1025 16th Avenue South, Suite 102, Nashville, TN 37212.
Dated: ___________________________, 2009

Signature

Signature if held jointly

Please sign your name as it appears on this proxy card. In case of multiple or joint ownership, all should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.

Please vote, sign and date this proxy card and return it promptly using the enclosed postage-paid envelope.

DEBUT BROADCASTING CORPORATION, INC.	PROXY

This proxy is being solicited by the Board of Directors and will be voted as specified. If not otherwise specified, the named proxies will vote (1) FOR the election as directors of the nominees named below; (2) FOR ratification of the Audit Committee’s selection and appointment of the accounting firm of Maddox Ungar Silberstein, PLLC as the independent registered public accounting firm of Debut Broadcasting Corporation, Inc. and its subsidiaries for the year ending December 31, 2008; and (3) in accordance with the recommendations of the Board of Directors on any other proposal that may properly come before the annual meeting. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof
1.	Election of Directors

Nominees:	(1) Harry Lyles	(2) Steven Ludwig	(3) Robert Marquitz
	(4) Alan Hirsch	(5) Ron Heineman

☐	FOR all nominees listed above	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below)		to vote for all nominees listed above

INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write his or their name(s) on the line below:

2.	To ratify the appointment of Maddox Ungar Silberstein, PLLC as the independent registered public accounting firm of Debut Broadcasting Corporation, Inc. for the year ending December 31, 2008.
☐  FOR                ☐  AGAINST                ☐  ABSTAIN

3.
To amend the Company’s Amended and Restated Certificate of Incorporation to provide for authorization of 50,000,000 shares of preferred stock, par value $0.003 per share, of the Company to be issued from time to time with such rights, preferences and priorities as the Board of Directors shall designate; provided that such preferred stock shall not be used for anti-takeover purposes and shall not have super-majority voting rights

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

(Continued, and to be dated and signed, on the other side.)